March    , 2006

Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114

Gentlemen:

The undersigned (the "Purchaser") is the beneficial owner of common shares of Beneficial Interest ("Common Shares") and/or Series B-1 Cumulative Redeemable Preferred Shares ("Preferred Shares") of Winthrop Realty Trust (the "Company"). The Purchaser understands that on February 6, 2006, the Company filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the distribution of non-transferable subscription rights (the "Rights") to purchase up to 5,220,038 Common Shares to be issued to all holders of Common Shares and Preferred Shares as of March 22, 2006 ("Shareholders") (such offering is hereafter referred to as the "Rights Offering"). Each Shareholder will receive one Right for every 12 Common Shares (including Common Shares underlying Preferred Shares) owned by such Shareholder and each Right will entitle the holder to purchase one Common Share for $5.25 per Share (the "Per Share Purchase Price"). The Purchaser also understands that shareholders that exercise all of the Rights distributed to them (the "Basic Subscription Right") will be entitled to purchase additional Common Shares not subscribed for by other Shareholders pursuant to the oversubscription right that is more fully described in the Registration Statement (the "Oversubscription Right"). The Purchaser further understands that the Company may cancel or terminate the Rights Offering at any time prior to the expiration of the Rights Offering. The Purchaser also understands that on or about the date hereof the Company is entering into agreements, similar to this agreement (together with this Agreement, the "Standby Agreements"), for the purchase of Common Shares with various other shareholders of the Company (together with the Purchaser, the "Standby Purchasers").

In order to induce the Company to commence the Rights Offering, the Purchaser agrees that in the event the Rights Offering is not fully subscribed, the Purchaser will purchase ______ newly issued Common Shares (the "Initial Amount") at the Per Share Purchase Price. The amount of Common Shares that the Purchaser shall be obligated to purchase under this Agreement (such amount being referred to as "Standby Shares") shall be reduced to the extent that the Purchaser acquires Common Shares pursuant to its Basic Subscription Right and Oversubscription Right and will be further reduced to the extent such shares would not have been available for purchase by the Purchaser had all Standby Purchasers subscribed for their full "Initial Amount" in the Rights Offering. Delivery and payment for the Standby Shares will take place promptly following the closing of the sale of shares pursuant to the Oversubscription Rights (the "Closing").

The Company agrees to waive its ownership limitation set forth in Article VI,
Section 6 of the Company's By-Laws to the extent necessary to allow the Purchaser to purchase the Standby Shares provided that the Purchaser executes an ownership waiver agreement satisfactory to the Company.

The Standby Shares shall be issued by the Company under that certain registration statement on Form S-3 (No. 333-125987) originally filed with the Securities and Exchange Commission on June 21, 2005, as the same may be amended and supplemented through one or more prospectus supplements or post-effective amendments and through any documents incorporated therein by reference (the "Shelf Registration Statement"). All Standby Shares shall be listed on the New York Stock Exchange as of the date of the Closing.

The Company represents and warrants that, as of the date hereof, the Shelf Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of the date of the Closing, the Shelf Registration Statement and the prospectus included therein will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Assuming the accuracy of the immediately preceding paragraph, the Purchaser confirms and acknowledges that the Purchaser possesses all information it requires in order to make its decision to enter into this letter agreement.

The Purchaser may terminate this letter agreement if, prior to the Closing, any event shall have occurred (other than changes in general economic conditions) that had a material adverse effect on the business, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole.

This letter agreement sets forth the entire agreement of the Company and the Purchaser with respect to the subject matter hereof. Any prior agreements or understandings among the Purchaser and the Company regarding the subject matter hereof, whether written or oral, are superseded by this letter agreement. No amendment or waiver of any provision of this letter agreement shall be effective unless the same shall be in writing and signed by the Purchaser and the Company. This letter agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any of


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

the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction.

                                            [PURCHASER]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted and Agreed to:

Winthrop Realty Trust


By:
    ------------------------------
    Name:
    Title:


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